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                                                                  EXHIBIT 99.B11
                         REPORT OF INDEPENDENT AUDITORS



The Board of Trustees and Shareholders
Kemper Adjustable Rate U.S. Government Fund


We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of Kemper Adjustable Rate U.S. Government Fund as of August 31, 1995, the related statement of operations for the year then ended, the statement of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the fiscal periods since 1988. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of August, 31, 1995, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Kemper Adjustable Rate U.S. Government Fund at August 31, 1995, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the fiscal periods since 1988, in conformity with generally accepted accounting principles.




                                                        /s/ ERNST & YOUNG LLP
                                                        ---------------------
                                                            ERNST & YOUNG LLP


Chicago, Illinois
October 13, 1995
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                                                                  EXHIBIT 99.B11

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors and Reports to Shareholders" and to the use of our report dated October 13, 1995 in the Registration Statement (Form N-1A) of Kemper Adjustable Rate U.S. Government Fund, and its incorporation by reference in the related prospectus of Kemper Fixed Income Funds, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 13 to the Registration Statement under the Securities Act of 1933 (File No. 33-14832) and in this Amendment No. 14 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-5195).


                                                         /s/ERNST & YOUNG LLP
                                                         --------------------
                                                            ERNST & YOUNG LLP




Chicago, Illinois
November 28, 1995